UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 30, 2021

Commission File Number	Exact Name of Registrant as specified in its charter	State or Other Jurisdiction of Incorporation or Organization	IRS Employer Identification Number
1-9936	EDISON INTERNATIONAL	California	95-4137452
1-2313	SOUTHERN CALIFORNIA EDISON COMPANY	California	95-1240335

2244 Walnut Grove Avenue			2244 Walnut Grove Avenue
(P.O. Box 976)			(P.O. Box 800)
Rosemead,	California	91770	Rosemead,	California	91770
(Address of principal executive offices)			(Address of principal executive offices)
(626) 302-2222			(626) 302-1212
(Registrant's telephone number, including area code)			(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ☐ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ☐ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ☐ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ☐ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Edison International:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, no par value	EIX	NYSE	LLC

Southern California Edison Company: None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	Edison International	☐
Emerging growth company	Southern California Edison Company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Edison International	☐
Southern California Edison Company	☐

Item  1.01Entry into Material Definitive Agreement

On April 30, 2021, Edison International entered into a First Amendment (the “Edison First Amendment”) to the Second Amended and Restated Credit Agreement, dated as of May 17, 2018 (the “Edison Credit Agreement”), with each lender named therein, and JPMorgan Chase Bank, N.A., as administrative agent. The Edison First Amendment extends the termination date of the Edison Credit Agreement from May 17, 2024 to May 17, 2025 and implements language consistent with U.S. syndicated loan market practice to provide for the transition from LIBOR to an alternative benchmark rate.

Also on April 30, 2021, Southern California Edison Company (“SCE”) entered into a First Amendment (the “SCE First Amendment” and, together with the Edison First Amendment, the “First Amendments”) to the Second Amended and Restated Credit Agreement, dated as of May 17, 2018 (the “SCE Credit Agreement”), with each lender named therein, and JPMorgan Chase Bank, N.A., as administrative agent. The SCE First Amendment extends the termination date of the SCE Credit Agreement from May 17, 2024 to May 17, 2025 and implements language consistent with U.S. syndicated loan market practice to provide for the transition from LIBOR to an alternative benchmark rate. In addition, pursuant to a Commitment Increase Supplement, three lenders party to the SCE Credit Agreement increased their commitments thereunder by an aggregate amount of $350 million, bringing total aggregate commitments under the SCE Credit Agreement to $3.35 billion.

Many of the lenders that are party to the First Amendments or their affiliates have in the past performed, currently perform and may in the future from time to time perform, investment banking, financial advisory, lending and/or commercial banking services for Edison International and SCE and certain of their respective subsidiaries and affiliates, for which service they have in the past received, currently receive and may in the future receive, customary compensation and reimbursement of expenses.

The foregoing description is qualified in its entirety by reference to the full text of the First Amendments and the Commitment Increase Supplement, filed as Exhibit 10.1, 10.2 hereto and 10.3 hereto and incorporated by reference herein.

Item 2.03Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

See Item 1.01.

Item  9.01Financial Statements and Exhibits

(d)	Exhibits

EXHIBIT INDEX

Exhibit No.	Description

10.1

First Amendment, dated as of April 30, 2021, to the Second Amended and Restated Credit Agreement, dated as of May 17, 2018, by and among Edison International, the several banks and other financial institutions party thereto and JPMorgan Chase Bank, N.A., as administrative agent.

10.2

First Amendment, dated as of April 30, 2021, to the Second Amended and Restated Credit Agreement, dated as of May 17, 2018, by and among Southern California Edison Company, the several banks and other financial institutions party thereto and JPMorgan Chase Bank, N.A., as administrative agent.

10.3

Commitment Increase Supplement, by and among Southern California Edison Company and the lenders named therein, and accepted by JPMorgan Chase Bank, N.A., as administrative agent and the issuing lenders named therein.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrants have duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EDISON INTERNATIONAL
(Registrant)

/s/ Aaron D. Moss
Aaron D. Moss
Vice President and Controller

Date: May 6, 2021

SOUTHERN CALIFORNIA EDISON COMPANY
(Registrant)

/s/ Aaron D. Moss
Aaron D. Moss
Vice President and Controller

Date: May 6, 2021